Exhibit 99.1

Monte Rosa Therapeutics Announces $25 Million Registered Direct Offering, Priced At- the-Market Under Nasdaq Rules

BOSTON, Mass., October 26, 2023 – Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE), a clinical-stage biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today announced that it has raised $25 million at-the-market from a life sciences-dedicated investor.

The company has entered into a definitive agreement for the issuance and sale of pre-funded warrants to purchase 10,000,400 shares of its common stock at an offering price of $2.4999 per pre-funded warrant, which represents the closing price for the common stock on October 25th less the $0.0001 per share exercise price for each pre-funded warrant. The pre-funded warrants will be immediately excercisable at a nominal exercise price of $0.0001 per share and may be exercised at any time until the pre-funded warrants are exercised in full. The closing of the offering is expected to occur on or about October 30, 2023, subject to the satisfaction of customary closing conditions.

The gross proceeds to Monte Rosa from this offering are expected to be approximately $25 million, before deducting certain offering expenses. Monte Rosa intends to use the net proceeds from the offering towards its further advancement of its clinical and late preclinical pipeline, including MRT-2359, its orally bioavailable, GSPT1-directed MGD, MRT-6160, its orally bioavailable VAV1-directed MGD, and its NEK7 program, to key value inflection points.

The securities above are being offering pursuant to a shelf registration statement on Form S-3 (333-266003) that was filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2022, and was declared effective by the SEC on July 13, 2022. The offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any of the securities being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Monte Rosa

Monte Rosa Therapeutics is a clinical-stage biotechnology company developing highly selective molecular glue degrader (MGD) medicines for patients living with serious diseases in the areas of oncology, autoimmune and inflammatory diseases, and more. MGDs are small molecule protein degraders that have the potential to treat many diseases that other modalities, including other degraders, cannot. Monta Rosa’s QuEEN™ (Quantitative and Engineered Elimination of Neosubstrates) discovery engine combines AI-guided chemistry, diverse chemical libraries, structural biology and proteomics to identify degradable protein targets and rationally design MGDs with unprecedented selectivity. The QuEEN discovery engine enables access to a wide-ranging and differentiated target space of well-validated biology across multiple therapeutic areas. Monte Rosa has developed the industry’s leading pipeline of MGDs, which spans oncology, autoimmune and inflammatory disease and beyond. For more information, visit www.monterosatx.com.

Forward-Looking Statements

This communication includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained herein include, but are not limited to, the expected closing of the offering and the Company’s anticipated uses of capital to further advance its clinical and late preclinical pipeline, including MRT-2359, MRT-6160, and its NEK7 program, to key value inflection points. By their nature, these statements are subject to numerous risks and uncertainties, including those risks and uncertainties set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission on March 16, 2023, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. Recipients are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations, or otherwise, except as required by applicable law. Certain information contained in these materials and any statements made orally during any presentation of these materials that relate to the materials or are based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of these materials, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in these materials relating to or based on such internal estimates and research.

Investors

Andrew Funderburk, Kendall IR

afunderburk@kendallir.com

Media

Cory Tromblee, Scient PR

media@monterosatx.com